                          AMENDED EMPLOYMENT AGREEMENT


     THIS AMENDED EMPLOYMENT AGREEMENT is being entered into as of this 19th day of November, 1999, by and between DELSOFT CONSULTING, INC., a Georgia corporation with principal offices at 106 Bombay Lane, Roswell, Georgia 30076 (hereinafter called the "Company"), and ADIL CHOKSEY, residing at 980 White Oak Pass, City of Alpharetta, State of Georgia, (hereinafter called the "Employee").

1.   POSITION; DUTIES.

     Employee shall serve as Executive Vice President of the Company. As such, Employee shall report to the Board of Directors of the Company. Employee shall use his best efforts to perform the duties generally associated with his position as Executive Vice President of the Company and as are reasonably assigned by the Board of Directors of the Company. Employee shall in good faith devote his full time and best efforts to performance of his duties hereunder, and shall not actively engage in any other business in any capacity whatsoever, except upon the written approval of the Board of Directors of the Company.

2.   TERM OF EMPLOYMENT AGREEMENT; EXTENSION.

     The term of this Amended Employment Agreement shall begin as of December 1, 1999, and terminate as of the close of business on November 30, 2002. On December 1, 2002, and on each anniversary thereof, the term of this Amended Employment Agreement shall be automatically extended one year unless, not less than 90 days prior thereto, the Company notifies Employee that it is electing not to so extend the term of this Amended Employment Agreement. The term of this Amended Employment Agreement shall automatically terminate upon any termination of this Amended Employment Agreement pursuant to Section 4.

3.   COMPENSATION AND BENEFITS.

     a. Base Salary. Employee's salary shall not be less than $142,000 per year, payable in accordance with the Company's normal pay practices. Employee shall be entitled to an annual increase equal to 5% of his base salary for the prior year.

     b. Bonus. Employee shall continue to receive on an annual basis an option, in substantially the form attached hereto as Schedule A, to purchase twenty five thousand (25,000) shares of Company stock at a price equal to the fair market value of the Company stock on the calendar date Employee was granted such option.

     In addition, Employee shall immediately receive an option, in substantially the form attached hereto as Schedule B, to purchase two million four hundred thousand (2,400,000) shares of Company stock at a price equal to 110% of the fair market value of the Company stock on the calendar date Employee is granted such option.

     c. Fringe Benefits. Employee shall be entitled to participate and receive benefits under the Company employee and fringe benefit plans and arrangements. Employee will also participate in the Company Director and Officer Insurance, plus two times Base Salary of life insurance.

     d. Company Automobile. Employee will be provided with a Company automobile in accordance with the Company Car policy.

     e. Vacation. Employee shall be eligible for four (4) weeks of vacation, plus five (5) sick days and Company holidays, annually. In addition, Employee will be included in the Company Vacation Carry-over Policy.


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4.   Termination.

     a. Death. This Amended Employment Agreement shall terminate upon Employee's death. Upon such termination, the Company shall pay to Employee's estate (or as Employee or his estate shall otherwise direct) Employee's base salary through the end of the calendar month in which Employee's death occurs and will use its reasonable efforts to assist in the prompt processing of claims under applicable employee benefit plans.

     b. Cause. This Amended Employment Agreement may be terminated by the Company by written notice to Employee for cause as defined in this section. Cause means willful misconduct, injurious to the Company and of a material nature, gross negligence of duties, or material breach of this Agreement.

     c. Other. The Employee may terminate this Amended Employment Agreement by a 90-day written notice to the Company at any time.

     d. Election not to extend. If the Company elects not to extend the term of this Amended Employment Agreement pursuant to Section 2, the Company shall pay Employee his base salary in accordance with Section 3(a) for twelve (12) months following the Date of Termination and continue Employee's health and welfare benefits for six (6) months following the Date of Termination on substantially the same basis as existed on the Date of Termination.

     e. Date and Effect of Termination. The Date of Termination of this Amended Employment Agreement shall be (i) in the case of Section 4(a), the date of Employee's death; (ii) in the case of a termination of this Employment Agreement pursuant to Sections 4(b) or 4(c), the date specified in the Company's or Employee's notice of such temination; or (iii) in the case of the Company's election not to extend the term of this Amended Employment Agreement pursuant to
Section 2, the last date of the term of this Amended Employment Agreement. Upon any termination of this Amended Employment Agreement pursuant to this Section 4 or election not to extend the term of this Amended Employment Agreement pursuant to Section 2, Employee shall not be entitled to any further payments or benefits of any nature pursuant to this Amended Employment Agreement, or as a result of such termination or election, except as specifically provided for in this Amended Employment Agreement. Sections 5, 6, 7, 8, and 9 (and to the extent applicable thereto, Sections 10, 11, 12, and 13) shall survive any termination of this Amended Employment Agreement pursuant to this Section 4 or election not to extend the term of this Amended Employment Agreement pursuant to Section 2.

5.   CONFIDENTIALITY.

     During the term of this Amended Employment Agreement and for a period of two (2) years following the termination of such employment for any reason whatsoever, Employee will not divulge to anyone or use for his own benefit or the benefit of any third party any confidential information of the Company or any of its subsidiaries (including, without limitation, all technical designs and specifications, trade secrets, financial data and marketing strategies) learned by Employee in connection with the performance of his duties hereunder unless (a) any such information becomes generally available to the public other than as a result of disclosure by Employee, and/or (b) Employee is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, in which case Employee will (i) promptly notify the Company of such request or requirement, so that the Company may seek an appropriate protective order, and (ii) cooperate with the Company, at its expense, in seeking such an order. Upon termination of this Amended Employment Agreement, Employee shall promptly deliver to the Company all confidential information of the Company or any of its subsidiaries.

6.   NONCOMPETITION.

     During the term of this Amended Employment Agreement and for a period of two (2) years following the termination of such employment for any reason whatsoever, the Employee will not, directly or indirectly, engage or participate in as owner, officer, director, manager, employee, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which competes with, or is substantially the same as, the business conducted by or contemplated by the Company or any of its subsidiaries during the term of this Amended Employment Agreement; provided, however, that Employee's ownership of not more than 5 percent (5%) of the securities of any corporation or other entity which are traded on any national securities market or in the over-the-counter market shall not constitute a violation of this
Section 6.

7.   NONSOLICITATION OF EMPLOYEES.

     During the term of this Amended Employment Agreement and for a period of two (2) years following the Date of Termination of this Amended Employment Agreement for any reason whatsoever, Employee will not, either directly or indirectly, on the Employee's own behalf or on behalf of others, solicit, divert or hire, any person employed by the Company at any location where the Employee performed services for the Corporation or any person with whom the Employee had regular contact in the course of his employment by the Company, whether or not the employment of any such person is pursuant to a written agreement, for a determined period or at will.

8.   NONSOLICITATION OF CUSTOMERS.

     During the term of this Amended Employment Agreement and for a period of two (2) years following the Date of Termination of this Amended Employment Agreement for any reason whatsoever, Employee will not (except on behalf of or with the prior written consent of the Corporation), either directly or indirectly, on the Employee's own behalf or on behalf of others, (1) solicit, divert, appropriate to, or accept on behalf of any business which competes with, or is substantially the same as, the business conducted by or contemplated by the Company or any of its subsidiaries during the term of this Amended Employment Agreement, any business from any customer or actively sought prospective customer of the Company with whom the Employee has had regular contact, and/or whose contacts with the Company have been supervised by the Employee.

9.   EQUITABLE RELIEF.

     Employee: (i) acknowledges that any breach or attempted breach of the provisions of any of Sections 5, 6, 7, or 8 will cause immediate and irreparable harm to the Company and that a remedy at law for any such breach or attempted breach shall be inadequate; (ii) agrees that the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity as may be available to it with respect to any such breach or attempted breach); and
(iii) agrees to waive any requirements for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any term, provision, covenant or restriction in Sections 5, 6, 7 or 8 is held by a court of competent jurisdiction to be invalid, void or unenforceable, and such court of competent jurisdiction is so authorized by state or common law, such term, provision, covenant or restriction shall be deemed amended to the extent required to render it valid, binding and enforceable.

10.  SUCCESSORS, AMENDMENT; NOTICE.

     This Amended Employment Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Amended Employment Agreement shall be binding upon Employee and shall inure to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee. This Amended Employment Agreement may be amended or altered only by the written agreement of the Company and Employee. All notices or other communication permitted or required under this Amended Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed (certified or registered mail, postage prepaid, return receipt requested) to Employee or the Company at the respective addresses on the first page of this Amended Employment Agreement, or such other address as shall be furnished in writing by Employee or the Company to the other.

11.  ENTIRE AGREEMENT.

     This Amended Employment Agreement embodies the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof and expressly supersedes the Employment Agreement between Employee and the Company dated July 1, 1996.

12.  SEVERABILITY.

     If any term, provision, covenant or restriction of this Amended Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amended Employment Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.  GOVERNING LAW.

     This Amended Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws,


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and behalf by its duly authorized officer and the Employee has hereunto set his hand, all on the day and year first above written.


WITNESS:                                  DELSOFT CONSULTING, INC.




/s/ Ben Giacchino                  /s/ Jeffrey A. Rinde
-------------------------                 --------------------------
Ben Giacchino


WITNESS:



/s/ Ben Giacchino                         /s/ Adil Choksey
--------------------------                ---------------------------
Ben Giacchino                             Adil Choksey

                                   EXHIBIT "A"


                      DELSOFT CONSULTING, INC. STOCK OPTION

     A. A STOCK OPTION for a total of two million four hundred thousand (2,400,000) shares of Common Stock, no par value, of Delsoft Consulting, Inc., a Georgia corporation (herein the "Company") is hereby granted to ADIL CHOKSEY (herein the "Optionee"), subject in all respects to the terms and provisions of the Delsoft Consulting, Inc. Stock Option Plan (herein the "Plan"), effective May 1, 1997, which has been adopted by the Company and which is incorporated herein by reference.

     B. The option price is one hundred and ten percent of the fair market value on the date of grant.

     C. This Option may be exercised immediately,

     D. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he acquires under this Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     E. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

     F. This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

Dated: November 19, 1999

                                               Delsoft Consulting, Inc.


                                               By: /s/ Jeffrey A. Rinde
                                                  --------------------------
                                                  Jeffrey A. Rinde, CFO


ATTEST:


/s/ Ben Giacchino
-----------------------
Ben Giacchino

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     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions of the Plan, The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under Federal, State, or Local law as a result of his exercise of this Option.

Dated:                   ,1999

                                                By:
                                                   ------------------------
                                                   Optionee